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                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               PLASMA-THERM, INC.
                                       AT
                              $12.50 NET PER SHARE
                                       BY

                           VOLCANO ACQUISITION CORP.
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF

                           OERLIKON-BUHRLE USA, INC.
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF

                           OERLIKON-BUHRLE HOLDING AG

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 25, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated December 27, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Volcano Acquisition Corp., a Florida corporation ("Offeror") and a direct wholly-owned subsidiary of Oerlikon-Buhrle USA, Inc., a Delaware corporation ("Parent") and a direct wholly-owned subsidiary of Oerlikon-Buhrle Holding AG, a company organized under the laws of Switzerland ("OBH"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Plasma-Therm, Inc., a Florida corporation (the "Company"), at a purchase price of $12.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger dated as of December 20, 1999, among Parent, Offeror and the Company (the "Merger Agreement"). Offeror is a corporation newly formed by Parent in connection with the Offer and the transactions contemplated thereby. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
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     Please note the following:

          1. The tender price is $12.50 per Share, net to the seller in cash, without interest.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer that number of Shares which would represent at least a majority of the outstanding Shares on a fully diluted basis.

          3. The Offer is being made for all of the outstanding Shares.

          4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information" in the Letter of Transmittal.

          5. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase) and determined that the Merger is advisable and the terms of the Offer and the Merger are fair to, and in the best interests of, the shareholders of the Company, and recommends that the shareholders of the Company accept the Offer and tender all of their Shares pursuant thereto.

          6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and
     (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 25, 2000, UNLESS THE OFFER IS EXTENDED.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope to return your instruction to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. However, Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               PLASMA-THERM, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 27, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Volcano Acquisition Corp., a Florida corporation ("Offeror") and a direct wholly-owned subsidiary of Oerlikon-Buhrle USA, Inc., a Delaware corporation ("Parent") and a direct wholly-owned subsidiary of Oerlikon-Buhrle Holding AG, a company organized under the laws of Switzerland, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Plasma-Therm, Inc., a Florida corporation (the "Company"), at a purchase price of $12.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Offeror has been formed by Parent in connection with the Offer and the transactions contemplated thereby. The Offer is being made in connection with the Agreement and Plan of Merger dated as of December 20, 1999, among Parent, Offeror and the Company.

     This will instruct you to tender to Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be Tendered:*
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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